Calculation of Filing Fee Tables
S-1
ARC Group Acquisition II Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Units	457(a)	12,075,000	$ 10.00	$ 120,750,000.00	0.0001381	$ 16,675.58
Fees to be Paid	2	Equity	Class A ordinary shares included as part of the units	457(a)	12,075,000	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Redeemable warrants to acquire one Class A ordinary share included as part of the units	457(a)	12,075,000	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Equity	Class A ordinary shares underlying redeemable warrants included as part of the units	457(a)	12,075,000	$ 11.50	$ 138,862,500.00	0.0001381	$ 19,176.91
Fees to be Paid	5	Equity	Rights to receive one-quarter (1) of a Class A ordinary share upon the consummation of an initial business combination included as part of the units	457(a)	12,075,000	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	6	Equity	Class A ordinary shares issuable upon the exercise of the rights included as part of the units	457(a)	3,018,750	$ 10.00	$ 30,187,500.00	0.0001381	$ 4,168.89
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 289,800,000.00		$ 40,021.38
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 40,021.38
Offering Note
[1]	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(a) of the Securities Act. This amount includes 1,575,000 units that consist of 1,575,000 Class A ordinary shares, 1,575,000 redeemable warrants and 12,075,000 rights, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any. An additional indeterminate amount of securities are being registered hereby to be offered solely for certain market making transactions, by affiliates of the Registrant. Pursuant to Rule 457(q) under the Securities Act, no additional filing fee is required. The registrant previously registered and paid for 12,075,000 units (including 1,575,000 units subject to the underwriter's over-allotment option) with each unit consisting of one Class A ordinary share, one redeemable public warrant to purchase one Class A ordinary share and one right to receive one-quarter (1/4) Class A ordinary share upon the consummation of an initial business combination.

[2]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions. No fee pursuant to Rule 457(g). An additional indeterminate amount of securities are being registered hereby to be offered solely for certain market making transactions, by affiliates of the Registrant. Pursuant to Rule 457(q) under the Securities Act, no additional filing fee is required.

[3]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions. No fee pursuant to Rule 457(g). An additional indeterminate amount of securities are being registered hereby to be offered solely for certain market making transactions, by affiliates of the Registrant. Pursuant to Rule 457(q) under the Securities Act, no additional filing fee is required.

[4]	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(a) of the Securities Act. Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions. An additional indeterminate amount of securities are being registered hereby to be offered solely for certain market making transactions, by affiliates of the Registrant. Pursuant to Rule 457(q) under the Securities Act, no additional filing fee is required.

[5]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions. No fee pursuant to Rule 457(g). An additional indeterminate amount of securities are being registered hereby to be offered solely for certain market making transactions, by affiliates of the Registrant. Pursuant to Rule 457(q) under the Securities Act, no additional filing fee is required.

[6]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions. An additional indeterminate amount of securities are being registered hereby to be offered solely for certain market making transactions, by affiliates of the Registrant. Pursuant to Rule 457(q) under the Securities Act, no additional filing fee is required.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date